Exhibit 10.7

LICENSE AGREEMENT

This LICENSE AGREEMENT (this “Agreement”) is made and effective as of September 5, 2025 (the “Effective Date”) by and between Remora Capital Management, LLC (the “Licensor”), a Delaware limited liability company, and Remora Capital Corporation, a Maryland corporation (the “Licensee”) (each a “party,” and collectively, the “parties”).

RECITALS

WHEREAS, Licensor has certain common law rights in the trade names “Remora” and “Remora Capital Partners” and the logo associated therewith, and has otherwise filed applications Serial Nos. 98476906, 98476889 and 99092698 to register the foregoing with the United States Patent and Trademark Office (the “Licensed Name”);

WHEREAS, Licensor owns technical information, trade secrets, formulas, prototypes, specifications, directions, instructions, test protocols, procedures, results, studies, analyses, raw material sources, data, manufacturing data, formulation or production technology, conceptions, ideas, innovations, discoveries, inventions, processes, methods, materials, machines, devices, formulae, equipment, enhancements, modifications, technological developments, techniques, systems, tools, designs, drawings, plans, software, documentation, data, programs, and/or other knowledge, information, skills, and materials owned or controlled by Licensor that Licensor may disclose to Licensee (together the “Licensed Know-How”);

WHEREAS, the Licensee is a closed-end investment company that intends to elect to be treated as a business development company under the Investment Company Act of 1940, as amended;

WHEREAS, pursuant to the Investment Management Agreement, dated as of September 5, 2025 by and between the Licensor and Licensee (the “Investment Management Agreement”), the Licensee has engaged the Licensor to provide investment advisory services to Licensee; and

WHEREAS, the Licensee desires to use the Licensed Name and Licensed Know-How (the “Licensed Material”) in connection with the operation of its business, and the Licensor is willing to permit the Licensee to use the Licensed Material, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1

LICENSE GRANT

1.1 License. Subject to the terms and conditions of this Agreement, Licensor hereby grants to the Licensee, and the Licensee hereby accepts from Licensor, a personal, non-exclusive, royalty-free right and license to use the Licensed Name solely and exclusively as an element of the Licensee’s own company name and the Licensed Know-How in connection with the conduct of its business. Except as provided above, neither the Licensee nor any affiliate, owner, director, officer, employee, or agent thereof shall otherwise use the Licensed Material or any derivative thereof without the prior express written consent of the Licensor in its sole and absolute discretion. All rights not expressly granted to the Licensee hereunder shall remain the exclusive property of Licensor.

1.2 Licensor’s Use. Nothing in this Agreement shall preclude Licensor, its affiliates, or any of its respective successors or assigns from using or permitting other entities to use the Licensed Material whether or not such entity directly or indirectly competes or conflicts with the Licensee’s business in any manner.

ARTICLE 2

OWNERSHIP

2.1 Ownership. The Licensee acknowledges and agrees that Licensor is the owner of all right, title, and interest in and to the Licensed Material, and all such right, title, and interest shall remain with the Licensor. The Licensee shall not otherwise contest, dispute, or challenge Licensor’s right, title, and interest in and to the Licensed Material.

2.2 Goodwill. All goodwill and reputation generated by Licensee’s use of the Licensed Name shall inure to the benefit of Licensor. The Licensee shall not by any act or omission use the Licensed Name in any manner that disparages or reflects adversely on Licensor or its business or reputation. Except as expressly provided herein, neither party may use any trademark or service mark of the other party without that party’s prior written consent, which consent shall be given in that party’s sole discretion.

2.3 Improvements. As between the Parties, any improvement, enhancement, or other modification of the Licensed Know-How (“Improvement”) made by or on behalf of Licensee or Licensor, shall be owned by Licensor. Licensee shall immediately notify Licensor of any Improvement made by or on behalf of Licensee (“Licensee Improvement”). Licensee hereby assigns to Licensor all of its right, title, and interest in and to all Licensee Improvements, including all rights to apply for any intellectual property rights with respect to such Improvement and all enforcement rights and remedies for past, present, and future infringement thereof and all rights to collect royalties and damages therefore. At the request of Licensor, Licensee shall promptly execute and deliver such documents as may be necessary or desirable for effecting and perfecting the foregoing assignment of rights.

ARTICLE 3

COMPLIANCE

3.1 Quality Control. In order to preserve the inherent value of the Licensed Name, the Licensee agrees to use reasonable efforts to ensure that it maintains the quality of the Licensee’s business and the operation thereof equal to the standards prevailing in the operation of the Licensor’s and the Licensee’s business as of the date of this Agreement. The Licensee further agrees to use the Licensed Name in accordance with such quality standards as may be reasonably established by Licensor and communicated to the Licensee from time to time in writing, or as may be agreed to by Licensor and the Licensee from time to time in writing.

3.2 Compliance With Laws. The Licensee agrees that the business operated by it in connection with the Licensed Material shall comply in all material respects with all laws, rules, regulations and requirements of any governmental body in the United States of America (the “Territory”) or elsewhere as may be applicable to the operation, advertising and promotion of the business, and that it shall notify Licensor of any action that must be taken by the Licensee to comply with such law, rules, regulations or requirements.

3.3 Notification of Infringement. Each party shall immediately notify the other party and provide to the other party all relevant background facts upon becoming aware of (i) any registrations of, or applications for registration of, marks in the Territory that do or may conflict with the Licensed Name, and (ii) any infringements, imitations, misappropriation, or illegal use or misuse of the Licensed Materials. Licensor has the sole right, in its discretion, to bring any action or proceeding with respect to any such matter, and to defend any action concerning any Licensed Materials, and to control the conduct of any such action or proceeding (including any settlement thereof). Licensee shall provide Licensor with all assistance that Licensor may reasonably request in connection with any such action or proceeding. Licensor will be entitled to retain any monetary recovery resulting from any such action or proceeding (including any settlement thereof) for its own account.

3.4 Confidentiality. Licensee acknowledges that in connection with this Agreement it will gain access to certain confidential and proprietary information of Licensor. “Confidential Information” means all non-public, confidential, or proprietary information of Licensor or its Affiliates, whether in oral, written, electronic, or other form or media, whether or not such information is marked, designated, or otherwise identified as “confidential” any information that, due to the nature of its subject matter or circumstances surrounding its disclosure, would reasonably be understood to be confidential or proprietary, including, specifically: (a) the Licensed Know-How; (b) Licensor’s other unpatented inventions, ideas, methods, discoveries, know-how, trade secrets, unpublished patent applications, invention disclosures, invention summaries, and other confidential intellectual property; and (c) all notes, analyses, compilations, reports, forecasts, studies, samples, data, statistics, summaries, interpretations, and other materials prepared by or for Licensee or its Affiliates that contain, are based on, or otherwise reflect or are derived from any of the foregoing in whole or in part. Without limiting the foregoing, for purposes of this Agreement, all Confidential Information included in the Licensed Know-How, will be deemed Confidential Information of Licensor. Licensee shall maintain the Confidential Information in strict confidence and not disclose any Confidential Information to any other person, except to its employees who (a) have a need to know such Confidential Information for Licensee to exercise its rights or perform its obligations hereunder and (b) are bound by written nondisclosure agreements. Licensee shall use reasonable care, at least as protective as the efforts it uses with respect to its own confidential information, to safeguard the Confidential Information from use or disclosure other than as permitted hereby.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

4.1 Mutual Representations. Each party hereby represents and warrants to the other party as follows:

(a) Due Authorization. Such party is duly formed and in good standing as of the Effective Date, and the execution, delivery and performance of this Agreement by such party have been duly authorized by all necessary action on the part of such party.

(b) Due Execution. This Agreement has been duly executed and delivered by such party and, with due authorization, execution and delivery by the other party, constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms.

(c) No Conflict. Such party’s execution, delivery and performance of this Agreement do not: (i) violate, conflict with or result in the breach of any provision of the organizational documents of such party; (ii) conflict with or violate any law or governmental order applicable to such party or any of its assets, properties or businesses; or (iii) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of any contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which it is a party.

ARTICLE 5

TERM AND TERMINATION

5.1 Term. This Agreement shall remain in effect only for so long as the Licensor or a subsidiary or affiliate thereof remains the Licensee’s investment manager, and so long as Licensee is in full compliance with the Agreement.

5.2 Upon Termination. Upon expiration or termination of this Agreement, all rights granted to the Licensee under this Agreement with respect to the Licensed Materials shall cease, and the Licensee shall immediately discontinue use of the Licensed Materials.

ARTICLE 6

MISCELLANEOUS

6.1 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign, delegate or otherwise transfer this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party. No assignment by either party permitted hereunder shall relieve the applicable party of its obligations under this Agreement. Any assignment by either party in accordance with the terms of this Agreement shall be pursuant to a written assignment agreement in which the assignee expressly assumes the assigning party’s rights and obligations hereunder. Notwithstanding anything to the contrary contained in this Agreement, the rights and obligations of the Licensee under this Agreement shall be deemed to be assigned to a newly-formed entity in the event of the merger of the Licensee into, or conveyance of all of the assets of the Licensee to, such newly-formed entity; provided, further, however, that the sole purpose of that merger or conveyance is to effect a mere change in the Licensee’s legal form into another limited liability entity.

6.2 Independent Contractor. This Agreement does not give any party, or permit any party to represent that it has any power, right or authority to bind the other party to any obligation or liability, or to assume or create any obligation or liability on behalf of the other party.

6.3 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service (with signature required), by facsimile, or by registered or certified mail (postage prepaid, return receipt requested) to the other party at its principal office.

6.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regarding the conflicts of law principles or rules thereof, to the extent such principles would require to permit the applicable of the laws of another jurisdiction. The parties unconditionally and irrevocably consent to the exclusive jurisdiction of the courts located in the State of New York and waive any objection with respect thereto, for the purpose of any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

6.5 Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by all parties hereto.

6.6 No Waiver. The failure of either party to enforce at any time for any period the provisions of or any rights deriving from this Agreement shall not be construed to be a waiver of such provisions or rights or the right of such party thereafter to enforce such provisions, and no waiver shall be binding unless executed in writing by all parties hereto.

6.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

6.8 Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

6.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument. Any party may deliver an executed copy of this Agreement and of any documents contemplated hereby by facsimile or other electronic transmission to another party and such delivery shall have the same force and effect as any other delivery of a manually signed copy of this Agreement or of such other documents.

6.10 Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties with respect to such subject matter.

6.11 Third-Party Beneficiaries. Nothing in this Agreement, either express or implied, is intended to or shall confer upon any third party any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

6.12 Indemnification. Licensee shall indemnify, defend, and hold harmless Licensor, its Affiliates, officers, directors, employees, agents, and representatives against all losses, liabilities, claims, damages, actions, fines, penalties, expenses, or costs (including court costs and reasonable attorneys’ fees) arising out of or in connection with any third-party claim, suit, action, or proceeding relating to: (a) any breach of this Agreement by Licensee; and (b) use by Licensee of any Licensed Materials.

6.13 Limitation of Liability. LICENSOR SHALL NOT BE LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, EXEMPLARY, SPECIAL, OR PUNITIVE DAMAGES RELATING TO THIS AGREEMENT OR LICENSEE’S USE OF THE LICENSED MATERIALS HEREUNDER, WHETHER ARISING OUT OF BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, REGARDLESS OF WHETHER SUCH DAMAGE WAS FORESEEABLE AND WHETHER SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

6.14 Disclaimer. LICENSOR EXPRESSLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, IN CONNECTION WITH THIS AGREEMENT AND THE LICENSED MATERIALS, INCLUDING ANY WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, (A) LICENSOR MAKES NO REPRESENTATION OR WARRANTY CONCERNING THE VALIDITY, ENFORCEABILITY, OR SCOPE OF THE LICENSED MATERIALS; AND (B) LICENSOR SHALL HAVE NO LIABILITY WHATSOEVER TO LICENSEE OR ANY OTHER PERSON FOR OR ON ACCOUNT OF ANY INJURY, LOSS, OR DAMAGE ARISING OUT OF OR IN CONNECTION WITH THE LICENSED KNOW-HOW.

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IN WITNESS WHEREOF, each party has caused this Agreement to be executed as of the Effective Date by its duly authorized officer.

LICENSOR:

REMORA CAPITAL MANAGEMENT, LLC

By:	/s/ Daniel Mafrice
Name: Daniel Mafrice
Title: Chief Executive Officer

LICENSEE:

REMORA CAPITAL CORPORATION

By:	/s/ Daniel Mafrice
Name: Daniel Mafrice
Title: President and Chief Executive Officer